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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

        This will confirm the agreement by and between each of the undersigned, in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, that the Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the Common Stock, par value $.001 per share, of Valence Technology, Inc., is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



Dated:  December 28, 2000



                                  SCIENCE APPLICATIONS INTERNATIONAL CORPORATION



                                  By: /s/ J. DENNIS HEIPT
                                      ------------------------------------------
                                      Name: J. Dennis Heipt
                                      Title:  Corporate Executive Vice President
                                              and Secretary


                                  TELCORDIA TECHNOLOGIES, INC.



                                  By: /s/ GRANT L. CLARK
                                      ------------------------------------------
                                      Name: Grant L. Clark
                                      Title:  Vice President and General Counsel


                                  TELCORDIA VENTURE CAPITAL CORPORATION



                                  By: /s/ KEVIN A. WERNER
                                      ------------------------------------------
                                      Name: Kevin A. Werner
                                      Title:  President



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